EXHIBIT 10.10

Freddie Mac Loan Number: 708893414
Property Name: Park Valley Apartments

MULTIFAMILY NOTE

FLOATING RATE

(Revised 5-5-2017)

US $45,000,000.00	Effective Date: As of November 29, 2017

FOR VALUE RECEIVED, STAR PARK VALLEY, LLC, a Delaware limited liability company (together with such party’s or parties’ successors and assigns, “Borrower”) jointly and severally (if more than one), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association, the principal sum of $45,000,000.00, with interest on the unpaid principal balance, as hereinafter provided.

1.    Defined Terms.

(a)    As used in this Note:

“Amortization Period” means a period of 360 full consecutive calendar months.

“Base Recourse” means a portion of the Indebtedness equal to 0.00% of the original principal balance of this Note.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Capped Interest Rate” is not applicable, there is no Capped Interest Rate for the Loan.

“Default Rate” means a variable annual interest rate equal to 4 percentage points above the Floating Interest Rate in effect from time to time. However, at no time will the Default Rate exceed the Maximum Interest Rate.

“First Installment Due Date” means January 1, 2018.

“First Principal and Interest Installment Due Date” means January 1, 2021.

“Floating Interest Rate” means the variable annual interest rate calculated for each Interest Adjustment Period so as to equal the Index Rate for such Interest Adjustment Period (truncated at the 5th decimal place if necessary) plus the Margin. However, in no event will the Floating Interest Rate exceed the Capped Interest Rate.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Freddie Mac Multifamily Approved Seller/Servicer” means an institution approved to sell multifamily mortgages to Freddie Mac.

“ICE” means ICE Benchmark Administration Limited.

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Floating Rate

“Index Rate” means, for any Interest Adjustment Period, the 1-month LIBOR Index Rate for such Interest Adjustment Period.

“Installment Due Date” means, for any monthly installment of interest-only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note.

“Interest Adjustment Period” means each successive one (1) calendar month period until the entire Indebtedness is paid in full, except that the first Interest Adjustment Period is the period from the date of this Note through November 30, 2017. Therefore, the second Interest Adjustment Period will be the period from December 1, 2017 through December 31, 2017, and so on until the entire Indebtedness is paid in full.

“Lender” means the holder from time to time of this Note.

“LIBOR” means the London Interbank Offered Rate.

“LIBOR Index” means ICE’s one (1) month LIBOR rate for United States Dollar deposits, as displayed on the LIBOR Index Page used to establish the LIBOR Index Rate.

“LIBOR Index Rate” means, for any Interest Adjustment Period after the first Interest Adjustment Period, ICE’s LIBOR rate for the LIBOR Index released by ICE most recently preceding the first day of such Interest Adjustment Period, as such LIBOR rate is displayed on the LIBOR Index Page. The LIBOR Index Rate for the first Interest Adjustment Period means ICE’s LIBOR rate for the LIBOR Index released by ICE most recently preceding the first day of the month in which the first Interest Adjustment Period begins, as such LIBOR rate is displayed on the LIBOR Index Page; provided, however, that if at any time the LIBOR Index Rate is less than zero, the LIBOR Index Rate shall be deemed to be zero for all purposes of this Note and the Loan Agreement.

“LIBOR Index Page” is the Bloomberg L.P., page “BBAM”, or such other page for the LIBOR Index as may replace page BBAM on that service, or at the option of Lender (i) the applicable page for the LIBOR Index on another service which electronically transmits or displays ICE LIBOR rates, or (ii) any publication of LIBOR rates available from ICE. In the event ICE ceases to set or publish a LIBOR rate/interest settlement rate for the LIBOR Index, Lender will designate an alternative index, and such alternative index will constitute the LIBOR Index Page.

“Loan” means the loan evidenced by this Note.

“Loan Agreement” means the Multifamily Loan and Security Agreement entered into by and between Borrower and Lender, effective as of the effective date of this Note, as amended, modified, or supplemented from time to time.

“Lockout Period” means the period from the date of this Note through the day preceding the 12th Installment Due Date under this Note.

“Margin” means one and ninety four hundredths percentage points (194 basis points).

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“Maturity Date” means the earlier of (i) December 1, 2024 (“Scheduled Maturity Date”) and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document; provided, however, that if the unpaid principal balance of this Note becomes due and payable by acceleration but such acceleration is rendered null and void and of no further force and effect by operation of law or agreement by Lender, such acceleration will have no effect on the Maturity Date.

“Maximum Interest Rate” means the rate of interest which results in the maximum amount of interest allowed by applicable law.

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

“Remaining Amortization Period” means, at any point in time, the number of consecutive calendar months equal to the number of months in the Amortization Period minus the number of scheduled monthly installments of principal and interest that have elapsed since the date of this Note.

“Security Instrument” means the multifamily mortgage, deed to secure debt or deed of trust effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note, as amended, modified or supplemented from time to time.

“Window Period” means the 3 consecutive calendar month period prior to the Scheduled Maturity Date.

(b)	Other capitalized terms used but not defined in this Note will have the meanings given to such terms in the Loan Agreement.

2.
Address for Payment. All payments due under this Note will be payable at PNC Bank, National Association, Lockbox #773319, 3319 Solutions Center, Chicago, Illinois 60677-3003, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

3.    Payments.

(a)	Interest will accrue on the outstanding principal balance of this Note at the Floating Interest Rate, subject to the provisions of Section 8 of this Note.

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(b)
Interest under this Note will be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each month’s interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the month for which interest is being calculated by the applicable Floating Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the month for which interest is being calculated). For convenience in determining the amount of a monthly installment of principal and interest under this Note, Lender will use a 30/360 interest calculation payment schedule (each year is treated as consisting of twelve 30-day months). However, as provided above, the portion of the monthly installment actually payable as and allocated to interest will be based upon an actual/360 interest calculation schedule, and the amount of each installment attributable to principal and the amount attributable to interest will vary based upon the number of days in the month for which such installment is paid. Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly payment paid by Borrower will be credited to principal.

(c)
Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month will be payable by Borrower simultaneously with the execution of this Note. If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note. The Installment Due Date for the first monthly installment payment under Section 3(d) of interest-only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note. Except as provided in this Section 3(c) and Section 10, accrued interest will be payable in arrears.

(d)
(i)    Beginning on the First Installment Due Date, and continuing until and including the Installment Due Date immediately prior to the First Principal and Interest Installment Due Date, accrued interest-only will be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of interest-only payable pursuant to this Section 3(d)(i) on an Installment Due Date will equal the product of (A) annual interest on the unpaid principal balance of this Note as of the first day of the Interest Adjustment Period immediately preceding the Installment Due Date at the Floating Interest Rate in effect for such Interest Adjustment Period, divided by 360, multiplied by (B) the number of days in such Interest Adjustment Period.

(ii)
Beginning on the First Principal and Interest Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest will be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of principal and interest payable pursuant to this Section 3(d)(ii) on an Installment Due Date will be calculated so as to equal the monthly payment amount which would be payable on the Installment Due Date as if the unpaid principal balance of this Note as of the first day of the Interest Adjustment Period immediately preceding the Installment Due Date was to be fully amortized, together with interest thereon at the Floating Interest Rate in effect for such Interest Adjustment Period, in equal consecutive monthly payments paid on the first day of each calendar month over the Remaining Amortization Period.

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(e)	Reserved.

(f)	Reserved.

(g)	Reserved.

(h)	All remaining Indebtedness, including all principal and interest, will be due and payable by Borrower on the Maturity Date.

(i)
Lender will provide Borrower with Notice, given in the manner specified in the Loan Agreement, of the amount of each monthly installment due under this Note. However, if Lender has not provided Borrower with prior Notice of the monthly payment due on any Installment Due Date, then Borrower will pay on that Installment Due Date an amount equal to the monthly installment payment for which Borrower last received Notice. If Lender at any time determines that Borrower has paid one or more monthly installments in an incorrect amount because of the operation of the preceding sentence, or because Lender has miscalculated the Floating Interest Rate or has otherwise miscalculated the amount of any monthly installment, then Lender will give Notice to Borrower of such determination. If such determination discloses that Borrower has paid less than the full amount due for the period for which the determination was made, Borrower, within 30 calendar days after receipt of the Notice from Lender, will pay to Lender the full amount of the deficiency. If such determination discloses that Borrower has paid more than the full amount due for the period for which the determination was made, then the amount of the overpayment will be credited to the next installment(s) of interest only or principal and interest, as applicable, due under this Note (or, if an Event of Default has occurred and is continuing, such overpayment will be credited against any amount owing by Borrower to Lender).

(j)	All payments under this Note must be made in immediately available U.S. funds.

(k)
Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due will be deemed to have been received on the due date for the purpose of calculating interest due.

(l)
Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” will refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents will bear interest at the applicable rate or rates specified in this Note and will be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

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(m)
In accordance with Section 16, interest charged under this Note cannot exceed the Maximum Interest Rate. If the Floating Interest Rate at any time exceeds the Maximum Interest Rate, resulting in the charging of interest hereunder to be limited to the Maximum Interest Rate, then any subsequent reduction in the Floating Interest Rate will not reduce the rate at which interest under this Note accrues below the Maximum Interest Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued had the Floating Interest Rate at all times been in effect.

(n)	Reserved.

4.
Application of Partial Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.
Security. The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument and the Loan Agreement for other rights with respect to collateral for the Indebtedness.

6.
Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10, and all other amounts payable under this Note and any other Loan Document, will at once become due and payable, at the option of Lender, without any prior Notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender will calculate the prepayment premium as if prepayment occurred on the date of acceleration. If prepayment occurs thereafter, Lender will recalculate the prepayment premium as of the actual prepayment date.

7.	Late Charge.

(a)
If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Loan Agreement or any other Loan Document is not received in full by Lender within 10 days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period will be substituted), Borrower must pay to Lender, immediately and without demand by Lender, a late charge equal to 5% of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount will be substituted). If the Loan is not fully amortizing, the late charge will not be due on the final payment of principal owed on the Maturity Date if such payment is not timely made.

(b)
Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower

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agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.	Default Rate.

(a)
So long as (i) any monthly installment under this Note remains past due for 30 days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note will accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)	From and after the Maturity Date, the unpaid principal balance will continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)
Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for 30 days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (iii) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for 30 days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.	Limits on Personal Liability.

(a)
Except as otherwise provided in this Section 9, none of Borrower, SPE Equity Owner, or any member or limited partner of Borrower will have any personal liability under this Note, the Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of or compliance with any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations will be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability will not limit or impair Lender’s enforcement of its rights against any Guarantor of the Indebtedness or any Guarantor of any other obligations of Borrower.

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(b)	Borrower will be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

(c)
In addition to the Base Recourse, Borrower will be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)
Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3 of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence. However, Borrower will not be personally liable for any failure described in this Section 9(c)(i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in, or an automatic stay applicable because of, a bankruptcy, receivership, or similar judicial proceeding.

(ii)
Borrower fails to apply all Insurance proceeds and Condemnation proceeds as required by the Loan Agreement. However, Borrower will not be personally liable for any failure described in this Section 9(c)(ii) if Borrower is unable to apply Insurance or Condemnation proceeds as required by the Loan Agreement because of a valid order issued in, or an automatic stay applicable because of, a bankruptcy, receivership, or similar judicial proceeding.

(iii)	Either of the following occurs:

(A)	Borrower fails to deliver the statements, schedules and reports required by Section 6.07 of the Loan Agreement and Lender exercises its right to audit those statements, schedules and reports.

(B)
If an Event of Default has occurred and is continuing, Borrower fails to deliver all books and records relating to the Mortgaged Property or its operation in accordance with the provisions of Section 6.07 of the Loan Agreement.

(iv)
Borrower fails to pay when due in accordance with the terms of the Loan Agreement the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) will be of no force or effect.

[Deferred]	Property Insurance premiums or other Insurance premiums
[Collect]	Taxes or payments in lieu of taxes (PILOT)
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property)
[N/A]	Ground Rents
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property), including home owner association dues

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(v)	Borrower engages in any willful act of material waste of the Mortgaged Property.

(vi)
Borrower fails to comply with any provision of Section 6.13(a)(iii) through (xxvi) of the Loan Agreement or any SPE Equity Owner fails to comply with any provision of Section 6.13(b)(iii) through (v) of the Loan Agreement (subject to possible full recourse liability as set forth in Section 9(f)(ii)).

(vii)	Any of the following Transfers occurs:

(A)
Any Person that is not an Affiliate creates a mechanic’s lien or other involuntary lien or encumbrance against the Mortgaged Property and Borrower has not complied with the provisions of the Loan Agreement.

(B)	A Transfer of property by devise, descent or operation of law occurs upon the death of a natural person and such Transfer does not meet the requirements set forth in the Loan Agreement.

(C)	Borrower grants an easement that does not meet the requirements set forth in the Loan Agreement.

(D)	Borrower executes a Lease that does not meet the requirements set forth in the Loan Agreement.

(viii)	Reserved.

(ix)	through (xviii) are Reserved.

(xix)	Borrower fails to complete any Property Improvement Alterations that have been commenced in accordance with Section 6.09(e)(v) of the Loan Agreement.

(xx)	Reserved.

(xxi)
Borrower or any officer, director, partner, member or employee of Borrower makes an unintentional written material misrepresentation in connection with the application for or creation of the Indebtedness or any action or consent of Lender; provided that the assumption will be that any written material misrepresentation was intentional and the burden of proof will be on Borrower to prove that there was no intent.

(d)	In addition to the Base Recourse, Borrower will be personally liable to Lender for all of the following:

(i)	Borrower will be personally liable for the performance of all of Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreement (relating to environmental matters).

(ii)	Borrower will be personally liable for the costs of any audit under Section 6.07 of the Loan Agreement.

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(iii)
Borrower will be personally liable for any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

(iv)	through (viii) are Reserved.

(ix)
Borrower will be personally liable for any fees, costs, or expenses incurred by Lender in connection with Borrower’s termination of any agreement for the provision of services to or in connection with the Mortgaged Property, including cable, internet, garbage collection, landscaping, security, and cleaning.

(x)	Reserved.

(xi)	Reserved.

(e)
All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents will be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(f)	Notwithstanding the Base Recourse, Borrower will become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)	Borrower fails to comply with Section 6.13(a)(i) or (ii) of the Loan Agreement or any SPE Equity Owner fails to comply with Section 6.13(b)(i) or (ii) of the Loan Agreement.

(ii)
Borrower fails to comply with any provision of Section 6.13(a)(iii) through (xxvi) of the Loan Agreement or any SPE Equity Owner fails to comply with any provision of Section 6.13(b)(iii) through (v) of the Loan Agreement and a court of competent jurisdiction holds or determines that such failure or combination of failures is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower or any SPE Equity Owner with the assets and liabilities of a debtor pursuant to Title 11 of the Bankruptcy Code.

(iii)
A Transfer that is an Event of Default under Section 7.02 of the Loan Agreement occurs other than a Transfer set forth in Section 9(c)(vii) above (for which Borrower will have personal liability for Lender’s loss or damage); provided, however, that Borrower will not have any personal liability for a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company.

(iv)
There was fraud or intentional written material misrepresentation by Borrower or any officer, director, partner, member, or employee of Borrower in either case in connection with the application for or creation of the Indebtedness or there is fraud in connection with any request for any action or consent by Lender.

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(v)	Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the Bankruptcy Code.

(vi)
Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(vii)
The Mortgaged Property or any part of the Mortgaged Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(viii)
An order of relief is entered against Borrower or any SPE Equity Owner pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

(ix)
An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in Borrower or any SPE Equity Owner to contribute or cause the contribution of additional capital to Borrower or any SPE Equity Owner.

(x)	through (xiii) are Reserved.

(g)	For purposes of Sections 9(f) and (h), the term “Related Party” will include all of the following:

(i)    Borrower, any Guarantor, or any SPE Equity Owner.

(ii)
Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any Guarantor, or any SPE Equity Owner or any Person that has a right to manage Borrower, any Guarantor, or any SPE Equity Owner.

(iii)	Any Person in which Borrower, any Guarantor, or any SPE Equity Owner has any ownership interest (direct or indirect) or right to manage.

(iv)	Any Person in which any partner, shareholder, or member of Borrower, any Guarantor, or any SPE Equity Owner has an ownership interest or right to manage.

(v)	Any Person in which any Person holding an interest in Borrower, any Guarantor, or any SPE Equity Owner also has any ownership interest.

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(vi)	Any creditor (as defined in the Bankruptcy Code) of Borrower that is related by blood, marriage or adoption to Borrower, any Guarantor, or any SPE Equity Owner.

(vii)
Any creditor (as defined in the Bankruptcy Code) of Borrower that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any Guarantor, or any SPE Equity Owner.

(h)
If Borrower, any Guarantor, any SPE Equity Owner, or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 9(f), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

(i)
To the extent that Borrower has personal liability under this Section 9, Lender may, to the fullest extent permitted by applicable law, exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any Guarantor, or pursued any other rights available to Lender under this Note, the Loan Agreement, any other Loan Document, or applicable law. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

10.	Voluntary and Involuntary Prepayments.

(a)
Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(b)
Borrower may not voluntarily prepay any portion of the principal balance of this Note during the Lockout Period, if a Lockout Period is applicable to this Note. However, if any portion of the principal balance of this Note is prepaid during the Lockout Period by reason of the application by Lender of any proceeds of collateral or other security to any portion of the unpaid principal balance of this Note or following a determination that the prohibition on voluntary prepayments during the Lockout Period is in contravention of applicable law, then Borrower must also pay to Lender upon demand by Lender, a prepayment premium equal to 5% of the amount of principal being prepaid.

(c)
Following the end of the Lockout Period, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment. If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, (A) the term “Installment Due Date” will mean the Business Day immediately preceding the scheduled Installment Due Date and (B) the calculation of any required prepayment

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premium will be made as if the prepayment had actually been made on the scheduled Installment Due Date.

(d)
Notwithstanding Section 10(c), Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in Section 10(c) and meets the other requirements set forth in this Section 10(d). Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender will deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower must pay to Lender all interest and any required prepayment premium that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(e)
Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment, plus (iii) any prepayment premium calculated pursuant to Section 10(f).

(f)
Except as provided in Section 10(g), a prepayment premium will be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium will be 1.0% of the amount of principal being prepaid for any prepayments occurring during the Prepayment Premium Period but after the Lockout Period (if applicable).

(g)	Notwithstanding any other provision of this Section 10, no prepayment premium will be payable with respect to any of the following:

(i)	Any prepayment made during the Window Period.

(ii)	Any prepayment occurring as a result of the application of any Insurance proceeds or Condemnation award.

(iii)	Any prepayment required under the terms of the Loan Agreement in connection with a Condemnation proceeding.

(iv)
Any prepayment of the entire principal balance of this Note that occurs on or after the 12th Installment Due Date under this Note with the proceeds of a fixed interest rate mortgage loan to the existing Borrower, which will be used to refinance this Loan and that is the subject of a binding commitment for purchase between Freddie Mac and a Freddie Mac Multifamily Approved Seller/Servicer.

(h)
Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note will not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

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(i)
Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any lockout and prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the lockout and prepayment premium provisions.

(j)	Reserved.

(k)	Reserved.

(l)	Reserved.

11.	Reserved.

12.	Reserved.

13.
Costs and Expenses. To the fullest extent allowed by applicable law, Borrower must pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding. Borrower acknowledges and agrees that, in connection with each request by Borrower under this Note or any Loan Document, Borrower must pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies (if applicable), regardless of whether the matter is approved, denied or withdrawn.

14.
Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, or any other Loan Document, or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note will not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

15.
Waivers. Borrower and all endorsers and Guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

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16.
Loan Charges. Neither this Note nor any of the other Loan Documents will be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts will be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, will be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading will be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

17.
Commercial Purpose. Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

18.	Counting of Days. Any reference in this Note to a period of “days” means calendar days, not Business Days, except where otherwise specifically provided.

19.	Governing Law. This Note will be governed by the law of the Property Jurisdiction.

20.	Captions. The captions of the Sections of this Note are for convenience only and will be disregarded in construing this Note.

21.	Notices; Written Modifications.

(a)	All Notices, demands, and other communications required or permitted to be given pursuant to this Note will be given in accordance with Section 11.03 of the Loan Agreement.

(b)
Any modification or amendment to this Note will be ineffective unless in writing and signed by the party sought to be charged with such modification or amendment; provided, however, in the event of a Transfer under the terms of the Loan Agreement that requires Lender’s consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender’s option, by Notice to Borrower and the transferee, as a condition of Lender’s consent.

22.
Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that will arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action, or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

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23.
WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (a) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

24.	State-Specific Provisions. State-specific provisions, if any, are included on Schedule 1 to this Note.

25.	Attached Riders. The following Riders are attached to this Note:

X	Recycled Borrower and/or Recycled SPE Equity Owner

X	Legal Non-Conforming Property

26.	Attached Schedules and Exhibits. The following Schedules and Exhibits, if marked with an “X” in the space provided, are attached to this Note:

X	Schedule 1	State Specific Provisions for Multifamily Note

	Exhibit A	Modifications to Multifamily Note

27.    Reserved.

28.    Reserved.

29.    Reserved.

30.    Reserved.

31.    Reserved.

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IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note will be deemed to be signed and delivered as a sealed instrument.

[REMAINDER OF PAGE LEFT BLANK]

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BORROWER:

STAR PARK VALLEY, LLC, a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager

By:    __/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Accounting Officer

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PAY TO THE ORDER OF FEDERAL HOME LOAN MORTGAGE CORPORATION, WITHOUT RECOURSE.

PNC BANK, NATIONAL ASSOCIATION, a national banking association

By: _/s/ Kelli A. Tyler_______________(SEAL)
Kelli A. Tyler
Vice President

Freddie Mac Loan No. 708893414

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RIDER TO MULTIFAMILY NOTE

RECYCLED BORROWER AND/OR RECYCLED SPE EQUITY OWNER

(Revised 3-1-2014)

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(ix) is restated as follows:

(ix)	Any of the Underwriting Representations or Separateness Representations set forth in Sections 5.40(a) and (b) of the Loan Agreement are false or misleading in any material respect.

Rider to Multifamily Note
Recycled Borrower and/or Recycled SPE Equity Owner

RIDER TO MULTIFAMILY NOTE

LEGAL NON-CONFORMING PROPERTY

(Revised 9-4-2015)

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(x) is deleted and replaced with the following:

(x)	A casualty occurs affecting the Mortgaged Property and which results in loss or damage to Lender because of either of the following:

(A)
(1) the Mortgaged Property is legally non-conforming under the applicable zoning laws, ordinances and/or regulations in the Property Jurisdiction (“Zoning Code”), (2) the affected Improvements cannot be rebuilt to their pre-casualty condition under the terms of the Zoning Code, and (3) Borrower fails to maintain sufficient insurance such that the Property Insurance proceeds available to Lender under the terms of the Loan Agreement are insufficient to repay the Indebtedness in full.

(B)
Borrower fails to commence and diligently pursue completion of any Restoration within the time frame required by the Zoning Code and any permits issued pursuant to the Zoning Code which are necessary to allow the Restoration to the pre-casualty condition described in Section 9(c)(x)(A)(2).

Rider to Multifamily Note
Legal Non-Conforming Property

SCHEDULE 1

STATE SPECIFIC PROVISIONS FOR MULTIFAMILY NOTE

Property Jurisdiction	State-Specific Provision(s)
Georgia	None

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